UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 5, 2024

LUCY SCIENTIFIC DISCOVERY, INC.
(Exact name of registrant as specified in its charter)

British Columbia, Canada	001-41616	98-1776120
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

301-1321 Blanshard Street

Victoria, British Columbia, Canada V8W 086

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (778) 410-5195

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to 12(b) of the Act:

Title of class	Trading symbol	Name of exchange on which registered
Common Shares, no par value	LSDI	NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

As previously disclosed, on September 12, 2023, Lucy Scientific Discovery, Inc. a corporation existing under the laws of the Province of British Columbia (“Lucy Scientific” or “Acquiror”), 1438430 B.C. Ltd., a corporation existing under the laws of the Province of British Columbia (“SubCo”) and Bluesky Biologicals Inc., a corporation existing under the laws of the Province of British Columbia (“Bluesky” or “Acquiree”), entered into that certain Amalgamation Agreement (the “Agreement”), pursuant to which Acquiree and SubCo agreed to form a new amalgamated company (“Amalco”) and, pursuant to a three-cornered amalgamation, Lucy Scientific was to issue certain of its securities to the securityholders of Acquiree in exchange for common shares of the Amalco.

On March 5, 2024, Lucy Scientific terminated the Agreement pursuant to Article 6.1 of the Agreement. Lucy Scientific terminated the Agreement on the basis of the failure of Bluesky to timely provide audited financial statements.

In accordance with Article 7.1 of the Agreement, if any of the conditions contained in Article 6 were not fulfilled or performed by December 31, 2023, either party was able to terminate the Agreement by notice in writing to the other party.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2024

Lucy Scientific Discovery, Inc.

/s/ Richard Nanula
Richard Nanula
Chief Executive Officer & Executive Chairman

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